Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
First Quarter 2019

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “REIT” means real estate investment trust. “CPA:17 – Global” means Corporate Property Associates 17 – Global Incorporated. “CPA:18 – Global” means Corporate Property Associates 18 – Global Incorporated. “CWI REITs” means Carey Watermark Investors Incorporated (“CWI 1”) and Carey Watermark Investors 2 Incorporated (“CWI 2”). “Managed REITs” means CPA:18 – Global and the CWI REITs. “Managed Programs” means the Managed REITs and Carey European Student Housing Fund I, L.P. (“CESH”). “CPA:17 Merger” means our merger with CPA:17 – Global, which was completed on October 31, 2018. CPA:17 – Global was included in the Managed REITs prior to the CPA:17 Merger. “U.S.” means United States. “AUM” means assets under management. “ABR” means contractual minimum annualized base rent. “SEC” means Securities and Exchange Commission.

Amounts may not sum to totals due to rounding.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group.

W. P. Carey Inc.
Supplemental Information – First Quarter 2019

W. P. Carey Inc.
Overview – First Quarter 2019

Summary Metrics
As of or for the three months ended March 31, 2019.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$282,205	$16,118	$298,323
Net income attributable to W. P. Carey ($000s)	53,408	15,086	68,494
Net income attributable to W. P. Carey per diluted share	0.32	0.09	0.41
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	265,289	N/A	265,289
Adjusted EBITDA ($000s) (a) (b)	253,202	12,374	265,576
AFFO attributable to W. P. Carey ($000s) (a) (b)	188,322	13,445	201,767
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.13	0.08	1.21

Dividends declared per share – first quarter			1.032
Dividends declared per share – first quarter annualized			4.128
Dividend yield – annualized, based on quarter end share price of $78.33			5.3%
Dividend payout ratio – for the three months ended March 31, 2019 (c)			85.3%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $78.33 ($000s)			$13,287,629
Pro rata net debt ($000s) (d)			6,131,918
Enterprise value ($000s)			19,419,547

Total consolidated debt ($000s)			6,123,488
Gross assets ($000s) (e)			14,946,192
Liquidity ($000s) (f)			1,636,426

Pro rata net debt to enterprise value (b)			31.6%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.8x
Total consolidated debt to gross assets			41.0%

Weighted-average interest rate (b)			3.6%
Weighted-average debt maturity (years) (b)			4.8

Moody's Investors Service – corporate rating			Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Real Estate Portfolio (Pro Rata)
ABR ($’000) (g)			$1,081,922
Number of net-leased properties			1,168
Number of operating properties (h)			48
Number of tenants – net-leased properties			310

ABR from investment grade tenants as a % of total ABR – net-leased properties (i)			28.6%

Net-leased properties – square footage (millions)			133.5

Occupancy – net-leased properties			98.2%
Weighted-average lease term (years)			10.2

Maximum commitment for capital investment projects expected to be completed during 2019 ($000s)			$103,302
Acquisitions and completed capital investment projects – first quarter ($000s)			239,576
Dispositions – first quarter ($000s)			4,961
________

(a)
Normalized pro rata cash NOI, Adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

(e)
Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $541.4 million and above-market rent intangible assets of $350.3 million.

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – First Quarter 2019

(f)	Represents availability on our Senior Unsecured Credit Facility plus consolidated cash and cash equivalents.

(g)	See the Terms and Definitions section in the Appendix for a description of ABR.

(h)	Comprised of 46 self-storage properties and two hotels.

(i)
Percentage of portfolio is based on ABR, as of March 31, 2019. Includes tenants or guarantors with investment grade ratings (20.2%) and subsidiaries of non-guarantor parent companies with investment grade ratings (8.4%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – First Quarter 2019

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Mar. 31, 2019	Annualized
Normalized pro rata cash NOI (a) (b)	$265,289	$1,061,156

Investment Management
Adjusted EBITDA (a) (b)	12,374	49,496
Selected Components of Adjusted EBITDA:
Asset management revenue (c)	9,732	38,928
Structuring and other advisory revenue (c)	2,518	N/A
Operating partnership interests in real estate cash flow of Managed REITs (d)	4,821	19,284
Back-end fees and interests associated with the Managed Programs	See the Summary of Back-End Fees for / Interests in the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Mar. 31, 2019
Assets
Book value of real estate excluded from NOI (e)		$270,250
Cash and cash equivalents		243,325
Due from affiliates		71,477
Other assets, net:
Investment in shares of a cold storage operator		$113,330
Straight-line rent adjustments		102,344
Loans receivable		67,129
Restricted cash, including escrow		62,354
Accounts receivable		44,226
Deferred charges		40,772
Securities and derivatives		39,766
Taxes receivable		36,201
Investment in shares of Guggenheim Credit Income Fund		22,472
Prepaid expenses		13,403
Office lease right-of-use assets, net (f)		11,415
Other intangible assets, net		10,322
Deposits for construction		9,797
Deferred income taxes		6,492
Leasehold improvements, furniture and fixtures		2,252
Other		2,580
Total other assets, net		$584,855

Liabilities
Total pro rata debt outstanding (b)		$6,375,243
Dividends payable		176,965
Deferred income taxes		167,294
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$148,253
Operating lease liabilities (f)		92,351
Prepaid and deferred rents		88,440
Accrued taxes payable		46,231
Tenant security deposits		37,147
Securities and derivatives		5,465
Other		35,033
Total accounts payable, accrued expenses and other liabilities		$452,920

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – First Quarter 2019

Other	Ownership %	Number of Shares / Units Owned	NAV		Implied Value
		A	B		A x B
Ownership in Managed Programs: (g)
CPA:18 – Global	3.6%	5,259,524	$8.73	(h)	$45,916
CWI 1	3.3%	4,611,915	10.39	(h)	47,918
CWI 2	3.0%	2,769,907	11.41	(h)	31,605
CESH	2.4%	3,492	1,000.00	(i)	3,492
					$128,931
________

(a)
Normalized pro rata cash NOI and Adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)
Amounts are gross of fees paid to the respective subadvisors of CWI 1, CWI 2 and CPA:18 – Global (for multi-family properties). During 2018, CPA:18 – Global sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreement).

(d)
We are entitled to receive distributions of up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. Pursuant to the terms of their subadvisory agreements, however, 20% of the distributions of Available Cash we receive from CWI 1 and 25% of the distributions of Available Cash we receive from CWI 2 are paid to their respective subadvisors. Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

(e)	Represents the value of real estate not included in net operating income, such as vacant assets, in-progress build-to-suit properties, and a common equity interest in a Las Vegas retail center.

(f)
We adopted Accounting Standards Update 2016-02, Leases (Topic 842) for our interim and annual periods beginning January 1, 2019, whereby the rights and obligations of lessees under substantially all leases, existing and new, are capitalized and recorded on the balance sheet. As a result, we recognized $113.7 million of land lease right-of-use assets included in Investments in real estate, $11.4 million of office lease right-of-use assets in Other assets, net, and $92.4 million of corresponding operating lease liabilities for certain operating office and land lease arrangements in Accounts payable, accrued expenses and other liabilities as of March 31, 2019.

(g)	Separate from operating partnership interests in the Managed REITs and our interests in unconsolidated real estate joint ventures with our affiliate, CPA:18 – Global.

(h)
We calculated the estimated net asset values per share (“NAVs”) by relying in part on an estimate of the fair market values of the respective real estate portfolios adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of the Managed REITs for the calculation methodologies of the respective NAVs.

(i)	We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
First Quarter 2019

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – First Quarter 2019

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Revenues
Real Estate:
Lease revenues	$262,939	$233,632	$173,067	$168,367	$169,432
Operating property revenues	15,996	11,707	4,282	4,865	7,218
Lease termination income and other	3,270	2,952	1,981	680	942
	282,205	248,291	179,330	173,912	177,592
Investment Management:
Asset management revenue	9,732	11,954	17,349	17,268	16,985
Reimbursable costs from affiliates	3,868	5,042	6,042	5,537	5,304
Structuring and other advisory revenue	2,518	8,108	6,663	4,426	1,929
	16,118	25,104	30,054	27,231	24,218
	298,323	273,395	209,384	201,143	201,810
Operating Expenses
Depreciation and amortization	112,379	93,321	67,825	64,337	65,957
General and administrative	21,285	17,449	15,863	16,442	18,583
Reimbursable tenant costs	13,171	10,145	5,979	5,733	6,219
Operating property expenses	10,594	7,844	3,055	3,581	5,670
Property expenses, excluding reimbursable tenant costs	9,912	8,319	4,898	5,327	4,229
Stock-based compensation expense	4,165	3,902	2,475	3,698	8,219
Reimbursable costs from affiliates	3,868	5,042	6,042	5,537	5,304
Subadvisor fees (a)	2,202	2,226	3,127	1,855	2,032
Merger and other expenses (b)	146	37,098	1,673	2,692	(37)
Impairment charges	—	—	—	—	4,790
	177,722	185,346	110,937	109,202	120,966
Other Income and Expenses
Interest expense	(61,313)	(57,250)	(41,740)	(41,311)	(38,074)
Equity in earnings of equity method investments in the Managed Programs and real estate	5,491	15,268	18,363	12,558	15,325
Other gains and (losses)	955	13,215	8,875	10,586	(2,763)
Gain on sale of real estate, net	933	99,618	343	11,912	6,732
Gain on change in control of interests (c)	—	47,814	—	—	—
	(53,934)	118,665	(14,159)	(6,255)	(18,780)
Income before income taxes	66,667	206,714	84,288	85,686	62,064
Benefit from (provision for) income taxes	2,129	(11,436)	(2,715)	(6,262)	6,002
Net Income	68,796	195,278	81,573	79,424	68,066
Net income attributable to noncontrolling interests	(302)	(2,015)	(4,225)	(3,743)	(2,792)
Net Income Attributable to W. P. Carey	$68,494	$193,263	$77,348	$75,681	$65,274

Basic Earnings Per Share	$0.41	$1.33	$0.71	$0.70	$0.60
Diluted Earnings Per Share	$0.41	$1.33	$0.71	$0.70	$0.60
Weighted-Average Shares Outstanding
Basic	167,234,121	145,480,858	108,073,969	108,059,394	108,057,940
Diluted	167,434,740	145,716,583	108,283,666	108,234,934	108,211,936

Dividends Declared Per Share	$1.032	$1.030	$1.025	$1.020	$1.015
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global (for multi-family properties) earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. During 2018, CPA:18 – Global sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreement).

(b)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(c)
Amount for the three months ended December 31, 2018 includes a gain of $18.8 million recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain of $29.0 million recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – First Quarter 2019

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Revenues
Lease revenues	$262,939	$233,632	$173,067	$168,367	$169,432
Operating property revenues	15,996	11,707	4,282	4,865	7,218
Lease termination income and other	3,270	2,952	1,981	680	942
	282,205	248,291	179,330	173,912	177,592
Operating Expenses
Depreciation and amortization	111,413	92,330	66,837	63,374	64,920
General and administrative	15,188	13,197	11,349	10,599	12,065
Reimbursable tenant costs	13,171	10,145	5,979	5,733	6,219
Operating property expenses	10,594	7,844	3,055	3,581	5,670
Property expenses, excluding reimbursable tenant costs	9,912	8,319	4,898	5,327	4,229
Stock-based compensation expense	2,800	2,774	1,380	1,990	4,306
Merger and other expenses (a)	146	37,098	1,673	2,692	(37)
Impairment charges	—	—	—	—	4,790
	163,224	171,707	95,171	93,296	102,162
Other Income and Expenses
Interest expense	(61,313)	(57,250)	(41,740)	(41,311)	(38,074)
Other gains and (losses)	970	15,075	8,197	9,630	(2,887)
Gain on sale of real estate, net	933	99,618	343	11,912	6,732
Equity in (losses) earnings of equity method investments in real estate	(78)	1,755	4,699	3,529	3,358
Gain on change in control of interests (b)	—	18,792	—	—	—
	(59,488)	77,990	(28,501)	(16,240)	(30,871)
Income before income taxes	59,493	154,574	55,658	64,376	44,559
(Provision for) benefit from income taxes	(6,159)	(948)	(424)	(1,317)	3,533
Net Income from Real Estate	53,334	153,626	55,234	63,059	48,092
Net loss (income) attributable to noncontrolling interests	74	(2,015)	(4,225)	(3,743)	(2,792)
Net Income from Real Estate Attributable to W. P. Carey	$53,408	$151,611	$51,009	$59,316	$45,300

Basic Earnings Per Share	$0.32	$1.04	$0.47	$0.55	$0.42
Diluted Earnings Per Share	$0.32	$1.04	$0.47	$0.55	$0.42
Weighted-Average Shares Outstanding
Basic	167,234,121	145,480,858	108,073,969	108,059,394	108,057,940
Diluted	167,434,740	145,716,583	108,283,666	108,234,934	108,211,936
________

(a)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(b)
Amount for the three months ended December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – First Quarter 2019

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Revenues
Asset management revenue	$9,732	$11,954	$17,349	$17,268	$16,985
Reimbursable costs from affiliates	3,868	5,042	6,042	5,537	5,304
Structuring and other advisory revenue	2,518	8,108	6,663	4,426	1,929
	16,118	25,104	30,054	27,231	24,218
Operating Expenses
General and administrative	6,097	4,252	4,514	5,843	6,518
Reimbursable costs from affiliates	3,868	5,042	6,042	5,537	5,304
Subadvisor fees (a)	2,202	2,226	3,127	1,855	2,032
Stock-based compensation expense	1,365	1,128	1,095	1,708	3,913
Depreciation and amortization	966	991	988	963	1,037
	14,498	13,639	15,766	15,906	18,804
Other Income and Expenses
Equity in earnings of equity method investments in the Managed Programs	5,569	13,513	13,664	9,029	11,967
Other gains and (losses)	(15)	(1,860)	678	956	124
Gain on change in control of interests (b)	—	29,022	—	—	—
	5,554	40,675	14,342	9,985	12,091
Income before income taxes	7,174	52,140	28,630	21,310	17,505
Benefit from (provision for) income taxes	8,288	(10,488)	(2,291)	(4,945)	2,469
Net Income from Investment Management	15,462	41,652	26,339	16,365	19,974
Net income attributable to noncontrolling interests	(376)	—	—	—	—
Net Income from Investment Management Attributable to W. P. Carey	$15,086	$41,652	$26,339	$16,365	$19,974

Basic Earnings Per Share	$0.09	$0.29	$0.24	$0.15	$0.18
Diluted Earnings Per Share	$0.09	$0.29	$0.24	$0.15	$0.18
Weighted-Average Shares Outstanding
Basic	167,234,121	145,480,858	108,073,969	108,059,394	108,057,940
Diluted	167,434,740	145,716,583	108,283,666	108,234,934	108,211,936
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global (for multi-family properties) earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. During 2018, CPA:18 – Global sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreement).

(b)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – First Quarter 2019

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Net income attributable to W. P. Carey	$68,494	$193,263	$77,348	$75,681	$65,274
Adjustments:
Depreciation and amortization of real property	111,103	92,018	66,493	63,073	64,580
Gain on sale of real estate, net	(933)	(99,618)	(343)	(11,912)	(6,732)
Gain on change in control of interests (a)	—	(47,814)	—	—	—
Impairment charges	—	—	—	—	4,790
Proportionate share of adjustments to equity in net income of partially owned entities	4,424	3,225	(651)	902	1,252
Proportionate share of adjustments for noncontrolling interests	(30)	(762)	(2,693)	(2,729)	(2,782)
Total adjustments	114,564	(52,951)	62,806	49,334	61,108
FFO (as defined by NAREIT) Attributable to W. P. Carey (b)	183,058	140,312	140,154	125,015	126,382
Adjustments:
Above- and below-market rent intangible lease amortization, net	15,927	14,985	13,224	12,303	11,802
Straight-line and other rent adjustments	(6,258)	(6,096)	(3,431)	(2,637)	(2,296)
Tax (benefit) expense – deferred and other (c)	(4,928)	6,288	3,918	3,028	(12,155)
Stock-based compensation	4,165	3,902	2,475	3,698	8,219
Other amortization and non-cash items (d)	4,126	(10,206)	(4,829)	(7,437)	5,146
Amortization of deferred financing costs	2,724	2,572	1,901	1,905	(194)
Loss (gain) on extinguishment of debt	1,275	1,744	(43)	—	1,609
Merger and other expenses (e)	146	37,098	1,673	2,692	(37)
Realized losses (gains) on foreign currency	96	(71)	191	627	(1,515)
Proportionate share of adjustments to equity in net income of partially owned entities	1,461	3,192	3,860	3,635	1,752
Proportionate share of adjustments for noncontrolling interests	(25)	140	664	(230)	(343)
Total adjustments	18,709	53,548	19,603	17,584	11,988
AFFO Attributable to W. P. Carey (b)	$201,767	$193,860	$159,757	$142,599	$138,370

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (b)	$183,058	$140,312	$140,154	$125,015	$126,382
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (b)	$1.09	$0.96	$1.29	$1.16	$1.16
AFFO attributable to W. P. Carey (b)	$201,767	$193,860	$159,757	$142,599	$138,370
AFFO attributable to W. P. Carey per diluted share (b)	$1.21	$1.33	$1.48	$1.32	$1.28
Diluted weighted-average shares outstanding	167,434,740	145,716,583	108,283,666	108,234,934	108,211,936
________

(a)
Amount for the three months December 31, 2018 includes a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)
Amount for the three months ended March 31, 2019 includes a current tax benefit and amount for the three months ended December 31, 2018 includes a current tax expense, both of which are excluded from AFFO as they were incurred as a result of the CPA:17 Merger.

(d)	Primarily represents unrealized gains and losses from foreign currency exchange movements and derivatives.

(e)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – First Quarter 2019

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Net income from Real Estate attributable to W. P. Carey	$53,408	$151,611	$51,009	$59,316	$45,300
Adjustments:
Depreciation and amortization of real property	111,103	92,018	66,493	63,073	64,580
Gain on sale of real estate, net	(933)	(99,618)	(343)	(11,912)	(6,732)
Gain on change in control of interests (a)	—	(18,792)	—	—	—
Impairment charges	—	—	—	—	4,790
Proportionate share of adjustments to equity in net income of partially owned entities	4,424	3,225	(651)	902	1,252
Proportionate share of adjustments for noncontrolling interests	(30)	(762)	(2,693)	(2,729)	(2,782)
Total adjustments	114,564	(23,929)	62,806	49,334	61,108
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (b)	167,972	127,682	113,815	108,650	106,408
Adjustments:
Above- and below-market rent intangible lease amortization, net	15,927	14,985	13,224	12,303	11,802
Straight-line and other rent adjustments	(6,258)	(6,096)	(3,431)	(2,637)	(2,296)
Other amortization and non-cash items (c)	3,036	(12,692)	(5,174)	(7,176)	4,826
Stock-based compensation	2,800	2,774	1,380	1,990	4,306
Amortization of deferred financing costs	2,724	2,572	1,901	1,905	(194)
Loss (gain) on extinguishment of debt	1,275	1,744	(43)	—	1,609
Tax expense (benefit) – deferred and other	490	(3,949)	(3,556)	(1,767)	(9,518)
Merger and other expenses (d)	146	37,098	1,673	2,692	(37)
Realized losses (gains) on foreign currency	120	(61)	197	633	(1,558)
Proportionate share of adjustments to equity in net income of partially owned entities	115	(260)	519	99	(71)
Proportionate share of adjustments for noncontrolling interests	(25)	140	664	(230)	(343)
Total adjustments	20,350	36,255	7,354	7,812	8,526
AFFO Attributable to W. P. Carey – Real Estate (b)	$188,322	$163,937	$121,169	$116,462	$114,934

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (b)	$167,972	$127,682	$113,815	$108,650	$106,408
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (b)	$1.00	$0.87	$1.05	$1.01	$0.98
AFFO attributable to W. P. Carey – Real Estate (b)	$188,322	$163,937	$121,169	$116,462	$114,934
AFFO attributable to W. P. Carey per diluted share – Real Estate (b)	$1.13	$1.12	$1.12	$1.08	$1.06
Diluted weighted-average shares outstanding	167,434,740	145,716,583	108,283,666	108,234,934	108,211,936
________

(a)
Amount for the three months December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)	Primarily represents unrealized gains and losses from foreign currency exchange movements and derivatives.

(d)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – First Quarter 2019

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Net income from Investment Management attributable to W. P. Carey	$15,086	$41,652	$26,339	$16,365	$19,974
Adjustments:
Gain on change in control of interests (a)	—	(29,022)	—	—	—
Total adjustments	—	(29,022)	—	—	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (b)	15,086	12,630	26,339	16,365	19,974
Adjustments:
Tax (benefit) expense – deferred and other (c)	(5,418)	10,237	7,474	4,795	(2,637)
Stock-based compensation	1,365	1,128	1,095	1,708	3,913
Other amortization and non-cash items (d)	1,090	2,486	345	(261)	320
Realized (gains) losses on foreign currency	(24)	(10)	(6)	(6)	43
Proportionate share of adjustments to equity in net income of partially owned entities	1,346	3,452	3,341	3,536	1,823
Total adjustments	(1,641)	17,293	12,249	9,772	3,462
AFFO Attributable to W. P. Carey – Investment Management (b)	$13,445	$29,923	$38,588	$26,137	$23,436

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (b)	$15,086	$12,630	$26,339	$16,365	$19,974
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (b)	$0.09	$0.09	$0.24	$0.15	$0.18
AFFO attributable to W. P. Carey – Investment Management (b)	$13,445	$29,923	$38,588	$26,137	$23,436
AFFO attributable to W. P. Carey per diluted share – Investment Management (b)	$0.08	$0.21	$0.36	$0.24	$0.22
Diluted weighted-average shares outstanding	167,434,740	145,716,583	108,283,666	108,234,934	108,211,936
________

(a)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)
Amount for the three months ended March 31, 2019 includes a current tax benefit and amount for the three months ended December 31, 2018 includes a current tax expense, both of which are excluded from AFFO as they were incurred as a result of the CPA:17 Merger.

(d)	Primarily represents unrealized gains and losses from foreign currency exchange movements.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – First Quarter 2019

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended March 31, 2019.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$5,921	$(30)	$9,470	(c)
Operating property revenues:
Self-storage revenues	999	—	—
Hotel revenues	—	—	—
Lease termination income and other	—	(1)	(14)

Investment Management:
Asset management revenue	7	—	—
Reimbursable costs from affiliates	—	—	—
Structuring and other advisory revenue	—	—	48	(d)

Operating Expenses
Depreciation and amortization	3,789	(4)	(115,066)	(e)
General and administrative	6	(2)	181
Reimbursable tenant costs	582	(8)	(170)
Operating property expenses:
Self-storage expenses	629	—	(93)
Hotel expenses	—	—	—
Property expenses, excluding reimbursable tenant costs	230	—	(364)	(d)
Stock-based compensation expense	—	—	(4,165)	(d)
Reimbursable costs from affiliates	—	—	—
Subadvisor fees (f)	—	—	—
Merger and other expenses	—	—	(146)

Other Income and Expenses
Interest expense	(1,482)	4	2,819	(g)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to our general partnership interests in the Managed REITs	—	(380)	—
Joint ventures	(149)	—	799	(h)
Income related to our ownership in the Managed Programs	—	—	1,346	(i)
Other gains and (losses)	7	22	4,905	(j)
Gain on sale of real estate, net	—	—	(933)

Benefit from income taxes	(67)	2	(4,990)	(k)
Net income attributable to noncontrolling interests	—	369	—
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)	Represents the reversal of amortization of above- or below-market lease intangibles of $16.0 million and the elimination of non-cash amounts related to straight-line rent and other of $6.5 million.

(d)	Adjustment to exclude a non-cash item.

(e)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(f)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global (for multi-family properties) earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. During 2018, CPA:18 – Global sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreement).

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – First Quarter 2019

(g)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

(h)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

(i)
Represents Adjusted MFFO from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges.

(j)	Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized foreign currency gains (losses), unrealized gains (losses) on derivatives and other items.

(k)	Primarily includes a current tax benefit, which is excluded from AFFO as it was incurred as a result of the CPA:17 Merger. Also includes the elimination of deferred taxes.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – First Quarter 2019

Capital Expenditures
In thousands. For the three months ended March 31, 2019.

Tenant Improvements and Leasing Costs
Tenant improvements	$3,199
Leasing costs	2,484
Tenant Improvements and Leasing Costs	5,683

Maintenance Capital Expenditures
Operating properties	323
Net-lease properties	193
Maintenance Capital Expenditures	516

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$6,199

Non-Maintenance Capital Expenditures
Operating properties	$1,956
Net-lease properties	—
Non-Maintenance Capital Expenditures	$1,956

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
First Quarter 2019

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2019

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	Mar. 31, 2019	Dec. 31, 2018
Assets
Investments in real estate:
Land, buildings and improvements (a)	$9,396,426	$9,251,396
Net investments in direct financing leases	1,279,122	1,306,215
In-place lease intangible assets and other	2,101,473	2,009,628
Above-market rent intangible assets	922,427	925,797
Investments in real estate	13,699,448	13,493,036
Accumulated depreciation and amortization (b)	(1,681,942)	(1,564,182)
Net investments in real estate	12,017,506	11,928,854
Equity investments in the Managed Programs and real estate (c)	320,066	329,248
Cash and cash equivalents	243,325	217,644
Due from affiliates	71,477	74,842
Other assets, net	584,855	711,507
Goodwill	918,673	920,944
Total assets	$14,155,902	$14,183,039

Liabilities and Equity
Debt:
Senior unsecured notes, net	$3,513,268	$3,554,470
Unsecured revolving credit facility	106,899	91,563
Non-recourse mortgages, net	2,503,321	2,732,658
Debt, net	6,123,488	6,378,691
Accounts payable, accrued expenses and other liabilities	452,920	403,896
Below-market rent and other intangible liabilities, net	217,506	225,128
Deferred income taxes	167,294	173,115
Dividends payable	176,965	172,154
Total liabilities	7,138,173	7,352,984

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 169,636,526 and 165,279,642 shares, respectively, issued and outstanding	170	165
Additional paid-in capital	8,483,301	8,187,335
Distributions in excess of accumulated earnings	(1,256,754)	(1,143,992)
Deferred compensation obligation	37,263	35,766
Accumulated other comprehensive loss	(252,683)	(254,996)
Total stockholders' equity	7,011,297	6,824,278
Noncontrolling interests	6,432	5,777
Total equity	7,017,729	6,830,055
Total liabilities and equity	$14,155,902	$14,183,039
________

(a)	Includes $472.3 million and $470.7 million of amounts attributable to operating properties as of March 31, 2019 and December 31, 2018, respectively.

(b)
Includes $790.3 million and $734.8 million of accumulated depreciation on buildings and improvements as of March 31, 2019 and December 31, 2018, respectively, and $891.7 million and $829.4 million of accumulated amortization on lease intangibles as of March 31, 2019 and December 31, 2018, respectively.

(c)
Our equity investments in real estate joint ventures totaled $206.4 million and $221.7 million as of March 31, 2019 and December 31, 2018, respectively. Our equity investments in the Managed Programs totaled $113.7 million and $107.6 million as of March 31, 2019 and December 31, 2018, respectively.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2019

Capitalization
In thousands, except share and per share amounts. As of March 31, 2019.

Description	Shares	Share Price	Market Value
Equity
Common equity	169,636,526	$78.33	$13,287,629
Preferred equity			—
Total Equity Market Capitalization			13,287,629

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			2,721,344
Unsecured revolving credit facility (due February 22, 2021)			106,899
Senior unsecured notes:
Due January 20, 2023			561,750
Due April 1, 2024			500,000
Due July 19, 2024			561,750
Due February 1, 2025			450,000
Due April 9, 2026			561,750
Due October 1, 2026			350,000
Due April 15, 2027			561,750
Total Pro Rata Debt			6,375,243

Total Capitalization			$19,662,872
________

(a)	Excludes unamortized discount, net totaling $36.1 million and unamortized deferred financing costs totaling $19.9 million as of March 31, 2019.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2019

Debt Overview
Dollars in thousands. Pro rata. As of March 31, 2019.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$1,445,885	5.4%	$373,952	3.9%	$30,500	4.8%	$1,850,337	29.0%	5.1%	3.6
Variable:
Swapped	186,933	4.9%	162,627	2.3%	—	—%	349,560	5.5%	3.7%	3.9
Capped	80,440	4.4%	203,850	2.1%	—	—%	284,290	4.5%	2.7%	2.3
Floating	155,043	4.6%	65,377	1.5%	16,737	2.7%	237,157	3.7%	3.6%	2.0
Total Pro Rata Non-Recourse Debt	1,868,301	5.2%	805,806	2.9%	47,237	4.0%	2,721,344	42.7%	4.6%	3.3

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due January 20, 2023	—	—%	561,750	2.0%	—	—%	561,750	8.8%	2.0%	3.8
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.8%	4.6%	5.0
Due July 19, 2024	—	—%	561,750	2.3%	—	—%	561,750	8.8%	2.3%	5.3
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	7.1%	4.0%	5.9
Due April 9, 2026	—	—%	561,750	2.3%	—	—%	561,750	8.8%	2.3%	7.0
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.5%	4.3%	7.5
Due April 15, 2027	—	—%	561,750	2.1%	—	—%	561,750	8.8%	2.1%	8.0
Total Senior Unsecured Notes	1,300,000	4.3%	2,247,000	2.2%	—	—%	3,547,000	55.6%	2.9%	6.0
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)	30,000	3.5%	55,052	1.0%	21,847	1.0%	106,899	1.7%	1.7%	1.9
Total Recourse Debt	1,330,000	4.3%	2,302,052	2.1%	21,847	1.0%	3,653,899	57.3%	2.9%	5.9

Total Pro Rata Debt Outstanding	$3,198,301	4.8%	$3,107,858	2.3%	$69,084	3.1%	$6,375,243	100.0%	3.6%	4.8
________

(a)	Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.

(b)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Excludes unamortized discount, net totaling $36.1 million and unamortized deferred financing costs totaling $19.9 million as of March 31, 2019.

(d)
Depending on the currency, we incurred interest at either London Interbank Offered Rate (“LIBOR”), Euro Interbank Offered Rate (“EURIBOR”), or Japanese yen (“JPY”) LIBOR plus 1.00% on our Unsecured revolving credit facility. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.4 billion as of March 31, 2019. The aggregate principal amount (of revolving and term loans) available under our credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.35 billion.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2019

Debt Maturity
Dollars in thousands. Pro rata. As of March 31, 2019.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2019	5	$7,188	6.1%	$22,724	$23,580	0.4%
2020	45	93,525	4.9%	507,081	533,103	8.3%
2021	101	99,791	4.3%	561,763	605,985	9.5%
2022	57	100,874	4.5%	537,933	595,325	9.3%
2023	42	73,933	3.6%	367,214	413,675	6.5%
2024	55	47,262	4.4%	202,600	267,740	4.2%
2025	23	20,824	6.2%	139,076	180,720	2.8%
2026	9	12,249	6.1%	31,535	55,485	0.9%
2027	2	3,566	4.7%	21,450	31,092	0.5%
2028	1	2,983	7.0%	—	10,865	0.2%
2031	1	920	6.0%	—	3,774	0.1%
Total Pro Rata Non-Recourse Debt	341	$463,115	4.6%	$2,391,376	2,721,344	42.7%

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023			2.0%		561,750
Due April 1, 2024			4.6%		500,000
Due July 19, 2024			2.3%		561,750
Due February 1, 2025			4.0%		450,000
Due April 9, 2026			2.3%		561,750
Due October 1, 2026			4.3%		350,000
Due April 15, 2027			2.1%		561,750
Total Senior Unsecured Notes			2.9%		3,547,000	55.6%
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)			1.7%		106,899	1.7%
Total Recourse Debt			2.9%		3,653,899	57.3%

Total Pro Rata Debt Outstanding			3.6%		$6,375,243	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized discount, net totaling $36.1 million and unamortized deferred financing costs totaling $19.9 million as of March 31, 2019.

(d)
Depending on the currency, we incurred interest at either LIBOR, EURIBOR, or JPY LIBOR plus 1.00% on our Unsecured revolving credit facility. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.4 billion as of March 31, 2019. The aggregate principal amount (of revolving and term loans) available under our credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.35 billion.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2019

Senior Unsecured Notes
As of March 31, 2019.

Ratings

	Issuer / Corporate		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating	Outlook
Moody's	Baa2	Stable	Baa2	Stable
Standard & Poor's	BBB	Stable	BBB	Stable

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Mar. 31, 2019
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	39.7%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	16.2%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.7x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	239.7%

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate
First Quarter 2019

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – First Quarter 2019

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion Date	Estimated Change in Square Footage	Lease Term (Years)	Funded During Three Months Ended Mar. 31, 2019	Total Funded Through Mar. 31, 2019	Maximum Commitment
Tenant	Location								Remaining	Total
Faurecia Legnica S. A. (b)	Legnica, Poland	Expansion	Industrial	Q2 2019	72,119	15	$—	$—	$5,505	$5,505
Nippon Express Co., Ltd. (b)	Rotterdam, The Netherlands	Expansion	Warehouse	Q2 2019	353,239	10	5,060	16,598	2,995	19,593
Orgill, Inc.	Kilgore, TX	Expansion	Warehouse	Q3 2019	328,707	25	—	—	14,000	14,000
Astellas US Holding, Inc. (c)	Westborough, MA	Redevelopment	Laboratory	Q4 2019	10,063	18	—	11	51,666	51,677
Gestamp Automocion, S.L.	McCalla, AL	Expansion	Industrial	Q4 2019	137,620	20	—	—	12,527	12,527
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	Various, Germany	Renovation	Retail	Q1 2020	N/A	18	—	7,393	5,303	12,696
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	Various, Germany	Renovation	Retail	Q1 2020	N/A	18	—	1,964	3,541	5,505
Cuisine Solutions, Inc.	San Antonio, TX	Build-to-Suit	Industrial	Q4 2020	290,000	25	—	—	75,000	75,000
Total					1,191,748		$5,060	$25,966	$170,537	$196,503
________

(a)
This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investment projects are included in the Investment Activity – Acquisitions and Completed Capital Investment Projects section. Funding amounts exclude capitalized construction interest.

(b)	Commitment amounts are based on the exchange rate of the euro at period end.

(c)	This redevelopment project also includes renovations to the existing 250,813 square foot property.

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – First Quarter 2019

Investment Activity – Acquisitions and Completed Capital Investment Projects
Dollars in thousands. Pro rata. For the three months ended March 31, 2019.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q19
University of Western States	Portland, OR	$36,178	Feb-19	Education Facility	152,642
PPD Development, L.P.	Morrisville, NC	48,305	Mar-19	Office	219,812
Orgill, Inc.	Inwood, WV	37,565	Mar-19	Warehouse	763,371
Litehouse, Inc.	Hurricane, UT	49,283	Mar-19	Industrial	268,009
Amerifreight Systems, LLC	Bensenville, IL	16,642	Mar-19	Industrial	58,000
Year-to-Date Total		187,973			1,461,834

Completed Capital Investment Projects
1Q19
Greenyard Foods NV (a) (b)	Zabia Wola, Poland	5,580	Mar-19	Warehouse	72,154
Harbor Freight Tools USA, Inc. (b)	Dillon, SC	46,023	Mar-19	Warehouse	1,000,000
Year-to-Date Total		51,603			1,072,154

Year-to-Date Total Acquisitions and Completed Capital Investment Projects		$239,576			2,533,988
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	These capital investment projects were acquired in the CPA:17 Merger on October 31, 2018. The gross investment amount includes amounts funded prior to the completion of the CPA:17 Merger.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – First Quarter 2019

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the three months ended March 31, 2019.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q19
Walgreens	Concord, NC	$4,961	Jan-19	Retail	14,560
Year-to-Date Total Dispositions		$4,961			14,560

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – First Quarter 2019

Joint Ventures
Dollars in thousands. As of March 31, 2019.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$120,934	$13,844	$84,654	$9,690
State Farm Automobile Co.	CPA:18 – Global	50.00%	72,800	7,682	36,400	3,841
Bank Pekao S.A. (e)	CPA:18 – Global	50.00%	55,811	8,298	27,906	4,149
Apply Sørco AS (e)	CPA:18 – Global	49.00%	41,641	4,259	20,404	2,087
Konzum d.d. (e)	CPA:18 – Global	20.00%	27,412	3,438	5,482	688
Total Unconsolidated Joint Ventures			318,598	37,521	174,846	20,455

Consolidated Joint Ventures (f)
McCoy-Rockford, Inc.	Third party	90.00%	—	871	—	784
Total Consolidated Joint Ventures			—	871	—	784
Total Unconsolidated and Consolidated Joint Ventures			$318,598	$38,392	$174,846	$21,239
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $0.6 million and unamortized discount, net totaling $0.2 million as of March 31, 2019.

(c)	Excludes unamortized deferred financing costs totaling $0.2 million and unamortized discount, net totaling $0.2 million as of March 31, 2019.

(d)
Excludes an equity position in a jointly owned investment, Johnson Self Storage, which did not have debt outstanding or ABR as of March 31, 2019. Excludes a common equity interest in a jointly owned investment, BPS Nevada, LLC.

(e)	Amounts are based on the applicable exchange rate at the end of the period.

(f)	Excludes a jointly owned investment, Shelborne Hotel, which we consolidate and which did not have debt outstanding or ABR as of March 31, 2019.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – First Quarter 2019

Top Ten Tenants
Dollars in thousands. Pro rata. As of March 31, 2019.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$36,008	3.3%	5.1
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	44	34,726	3.2%	17.9
State of Andalucia (a)	Government office properties in Spain	70	28,395	2.6%	15.7
The New York Times Company (b)	Media headquarters in New York City	1	27,656	2.6%	5.0
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	27,118	2.5%	8.0
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	70	22,130	2.0%	11.1
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	1.9%	4.6
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	18,419	1.7%	24.4
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	30	18,345	1.7%	13.8
Forterra, Inc. (a) (c)	Industrial properties in the U.S. and Canada	27	18,009	1.7%	24.2
Total (d)		361	$250,871	23.2%	12.3
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	As of March 31, 2019, the tenant exercised its option to repurchase the property it is leasing in the fourth quarter of 2019. There can be no assurance that such repurchase will be completed.

(c)	Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – First Quarter 2019

Diversification by Property Type
In thousands, except percentages. Pro rata. As of March 31, 2019.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Property Type	ABR	ABR %	Square Footage (b)	Sq. ft. %	ABR	ABR %	Square Footage (b)	Sq. ft. %
U.S.
Office	$189,064	17.5%	11,258	8.4%	$71,251	11.5%	4,994	6.4%
Industrial	189,268	17.5%	35,601	26.7%	112,753	18.2%	21,842	28.0%
Warehouse	136,601	12.6%	28,278	21.1%	54,615	8.8%	12,260	15.7%
Retail (c)	44,485	4.1%	3,867	2.9%	31,894	5.2%	2,160	2.8%
Other (d)	134,906	12.5%	9,560	7.2%	92,443	14.9%	6,717	8.6%
U.S. Total	694,324	64.2%	88,564	66.3%	362,956	58.6%	47,973	61.5%

International
Office	89,712	8.3%	6,271	4.7%	51,968	8.4%	4,396	5.6%
Industrial	62,166	5.7%	9,162	6.8%	52,241	8.5%	7,692	9.9%
Warehouse	90,130	8.3%	14,765	11.1%	45,064	7.3%	7,295	9.4%
Retail (c)	145,580	13.5%	14,756	11.1%	106,578	17.2%	10,597	13.6%
Other (d)	10	—%	—	—%	—	—%	—	—%
International Total	387,598	35.8%	44,954	33.7%	255,851	41.4%	29,980	38.5%

Total
Office	278,776	25.8%	17,529	13.1%	123,219	19.9%	9,390	12.0%
Industrial	251,434	23.2%	44,763	33.5%	164,994	26.7%	29,534	37.9%
Warehouse	226,731	20.9%	43,043	32.2%	99,679	16.1%	19,555	25.1%
Retail (c)	190,065	17.6%	18,623	14.0%	138,472	22.4%	12,757	16.4%
Other (d)	134,916	12.5%	9,560	7.2%	92,443	14.9%	6,717	8.6%
Total (e)	$1,081,922	100.0%	133,518	100.0%	$618,807	100.0%	77,953	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)	Includes automotive dealerships.

(d)	Includes ABR from tenants with the following property types: education facility, self storage (net lease), hotel (net lease), fitness facility, laboratory, theater and student housing (net lease).

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – First Quarter 2019

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of March 31, 2019.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Industry Type	ABR	ABR %	Square Footage	Sq. ft. %	ABR	ABR %	Square Footage	Sq. ft. %
Retail Stores (b)	$226,596	20.9%	29,944	22.4%	$119,261	19.3%	13,386	17.2%
Consumer Services	91,775	8.5%	6,686	5.0%	67,042	10.9%	5,070	6.5%
Automotive	68,643	6.4%	11,750	8.8%	54,184	8.8%	9,263	11.9%
Cargo Transportation	58,082	5.4%	9,297	7.0%	42,371	6.8%	6,454	8.3%
Business Services	57,273	5.3%	5,075	3.8%	13,667	2.2%	1,725	2.2%
Grocery	51,395	4.8%	6,695	5.0%	26,785	4.3%	3,192	4.1%
Healthcare and Pharmaceuticals	48,967	4.5%	3,923	2.9%	28,900	4.7%	2,645	3.4%
Hotel, Gaming and Leisure	44,716	4.1%	2,550	1.9%	26,301	4.3%	1,415	1.8%
Media: Advertising, Printing and Publishing	42,947	4.0%	2,292	1.7%	9,437	1.5%	920	1.2%
Sovereign and Public Finance	41,330	3.8%	3,364	2.5%	31,969	5.2%	3,000	3.7%
Construction and Building	41,127	3.8%	7,673	5.7%	28,836	4.7%	5,739	7.4%
Containers, Packaging and Glass	35,894	3.3%	6,527	4.9%	9,888	1.6%	1,924	2.5%
Capital Equipment	35,779	3.3%	5,881	4.4%	27,087	4.4%	4,355	5.6%
Beverage, Food and Tobacco	32,440	3.0%	4,432	3.3%	29,830	4.8%	4,243	5.4%
High Tech Industries	27,161	2.5%	2,921	2.2%	14,655	2.4%	1,762	2.3%
Insurance	24,542	2.3%	1,759	1.3%	20,701	3.3%	1,534	2.0%
Banking	18,873	1.7%	1,247	0.9%	2,009	0.3%	110	0.1%
Telecommunications	18,698	1.7%	1,736	1.3%	3,274	0.5%	166	0.2%
Durable Consumer Goods	18,457	1.7%	4,265	3.2%	7,232	1.2%	2,118	2.7%
Non-Durable Consumer Goods	16,860	1.6%	4,731	3.6%	10,139	1.6%	2,792	3.6%
Aerospace and Defense	13,342	1.2%	1,279	1.0%	11,332	1.8%	1,180	1.5%
Wholesale	12,747	1.2%	2,005	1.5%	3,958	0.6%	706	0.9%
Media: Broadcasting and Subscription	12,711	1.2%	784	0.6%	770	0.1%	92	0.1%
Chemicals, Plastics and Rubber	11,909	1.1%	1,403	1.1%	4,781	0.8%	665	0.9%
Other (c)	29,658	2.7%	5,299	4.0%	24,398	3.9%	3,497	4.5%
Total (d)	$1,081,922	100.0%	133,518	100.0%	$618,807	100.0%	77,953	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes automotive dealerships.

(c)
Includes ABR from tenants in the following industries: metals and mining, oil and gas, environmental industries, electricity, consumer transportation, forest products and paper, real estate and finance. Also includes square footage for vacant properties.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – First Quarter 2019

Diversification by Geography
In thousands, except percentages. Pro rata. As of March 31, 2019.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Region	ABR	ABR %	Square Footage (b)	Sq. ft. %	ABR	ABR %	Square Footage (b)	Sq. ft. %
U.S.
South
Texas	$94,750	8.8%	10,807	8.1%	$41,759	6.7%	6,045	7.8%
Florida	43,171	4.0%	3,796	2.9%	33,087	5.3%	2,891	3.7%
Georgia	29,078	2.7%	4,024	3.0%	16,971	2.7%	2,456	3.1%
Tennessee	16,103	1.5%	2,445	1.8%	6,890	1.1%	1,340	1.7%
Alabama	13,878	1.3%	2,259	1.7%	12,158	2.0%	2,073	2.7%
Other (c)	12,295	1.1%	2,257	1.7%	8,346	1.3%	1,469	1.9%
Total South	209,275	19.4%	25,588	19.2%	119,211	19.1%	16,274	20.9%
East
New York	34,604	3.2%	1,770	1.3%	3,700	0.6%	494	0.6%
North Carolina	30,609	2.8%	6,695	5.0%	20,933	3.4%	5,123	6.6%
Massachusetts	20,896	1.9%	1,397	1.0%	17,244	2.8%	1,190	1.5%
New Jersey	19,149	1.8%	1,100	0.8%	8,675	1.4%	604	0.8%
Pennsylvania	15,812	1.5%	2,578	1.9%	8,784	1.4%	1,686	2.1%
South Carolina	15,060	1.4%	4,158	3.1%	6,245	1.0%	1,914	2.5%
Virginia	13,250	1.2%	1,430	1.1%	10,309	1.7%	717	0.9%
Kentucky	10,890	1.0%	3,063	2.3%	3,984	0.6%	1,131	1.5%
Other (c)	22,290	2.1%	3,531	2.7%	8,061	1.3%	769	1.0%
Total East	182,560	16.9%	25,722	19.2%	87,935	14.2%	13,628	17.5%
Midwest
Illinois	47,767	4.4%	5,605	4.2%	27,260	4.4%	3,270	4.2%
Minnesota	25,495	2.4%	2,451	1.8%	20,412	3.3%	1,782	2.3%
Indiana	17,662	1.6%	2,827	2.1%	3,627	0.6%	677	0.8%
Ohio	13,814	1.3%	3,036	2.3%	6,553	1.1%	1,747	2.2%
Wisconsin	13,383	1.2%	3,125	2.3%	9,639	1.6%	1,701	2.2%
Michigan	13,117	1.2%	2,073	1.6%	10,584	1.7%	1,691	2.2%
Other (c)	26,176	2.4%	4,703	3.5%	9,362	1.5%	1,259	1.6%
Total Midwest	157,414	14.5%	23,820	17.8%	87,437	14.2%	12,127	15.5%
West
California	56,471	5.2%	4,679	3.5%	19,193	3.1%	1,671	2.1%
Arizona	36,801	3.4%	3,652	2.7%	18,522	3.0%	1,343	1.7%
Colorado	11,190	1.0%	1,008	0.8%	6,586	1.1%	526	0.7%
Other (c)	40,613	3.8%	4,095	3.1%	24,072	3.9%	2,404	3.1%
Total West	145,075	13.4%	13,434	10.1%	68,373	11.1%	5,944	7.6%
U.S. Total	694,324	64.2%	88,564	66.3%	362,956	58.6%	47,973	61.5%
International
Germany	63,690	5.9%	6,922	5.2%	56,264	9.1%	6,401	8.2%
Poland	49,644	4.6%	7,021	5.2%	23,445	3.8%	3,334	4.3%
Spain	48,948	4.5%	4,226	3.2%	40,686	6.6%	3,775	4.9%
The Netherlands	46,817	4.3%	6,306	4.7%	27,588	4.4%	3,858	5.0%
United Kingdom	39,412	3.6%	2,924	2.2%	35,122	5.7%	2,664	3.4%
Italy	25,512	2.4%	2,386	1.8%	—	—%	—	—%
France	15,731	1.5%	1,429	1.1%	7,911	1.3%	1,188	1.5%
Denmark	12,087	1.1%	1,987	1.5%	12,087	2.0%	1,987	2.6%
Canada	11,342	1.0%	1,817	1.4%	11,342	1.8%	1,817	2.3%
Finland	11,263	1.0%	949	0.7%	11,263	1.8%	949	1.2%
Croatia	10,846	1.0%	1,857	1.4%	7,965	1.3%	1,422	1.8%
Other (d)	52,306	4.9%	7,130	5.3%	22,178	3.6%	2,585	3.3%
International Total	387,598	35.8%	44,954	33.7%	255,851	41.4%	29,980	38.5%
Total (e)	$1,081,922	100.0%	133,518	100.0%	$618,807	100.0%	77,953	100.0%
________

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – First Quarter 2019

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)
Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within East include assets in Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, South Dakota and North Dakota. Other properties within West include assets in Utah, Nevada, Oregon, Washington, New Mexico, Wyoming, Montana and Alaska.

(d)	Includes assets in Lithuania, Norway, Hungary, Mexico, Austria, Portugal, Japan, the Czech Republic, Slovakia, Latvia, Sweden, Belgium and Estonia.

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – First Quarter 2019

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of March 31, 2019.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Rent Adjustment Measure	ABR	ABR %	Square Footage	Sq. ft. %	ABR	ABR %	Square Footage	Sq. ft. %
(Uncapped) CPI	$425,992	39.4%	50,605	37.9%	$252,850	40.8%	29,282	37.5%
Fixed	362,145	33.5%	44,970	33.7%	187,269	30.3%	24,689	31.7%
CPI-based	253,876	23.4%	33,126	24.8%	164,509	26.6%	22,036	28.3%
Other (b)	31,111	2.9%	1,851	1.4%	10,302	1.7%	768	1.0%
None	8,798	0.8%	556	0.4%	3,877	0.6%	163	0.2%
Vacant	—	—%	2,410	1.8%	—	—%	1,015	1.3%
Total (c)	$1,081,922	100.0%	133,518	100.0%	$618,807	100.0%	77,953	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Represents leases attributable to percentage rent.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 31

W. P. Carey Inc.
Real Estate – First Quarter 2019

Same Store Analysis
Dollars in thousands. Pro rata.

Same store portfolio includes leases that were continuously in place during the period from March 31, 2018 to March 31, 2019. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of March 31, 2019.

	ABR
Property Type	As of Mar. 31, 2019	As of Mar. 31, 2018	Increase	% Increase
Industrial	$156,704	$154,075	$2,629	1.7%
Office	153,849	151,159	2,690	1.8%
Retail (a)	98,670	97,128	1,542	1.6%
Warehouse	97,398	95,603	1,795	1.9%
Other (b)	90,377	89,936	441	0.5%
Total	$596,998	$587,901	$9,097	1.5%

Rent Adjustment Measure
(Uncapped) CPI	$247,874	$244,046	$3,828	1.6%
Fixed	164,374	161,741	2,633	1.6%
CPI-based	154,323	151,687	2,636	1.7%
Other (c)	24,237	24,237	—	—%
None	6,190	6,190	—	—%
Total	$596,998	$587,901	$9,097	1.5%

Geography
U.S.	$399,313	$393,872	$5,441	1.4%
Europe	183,780	180,539	3,241	1.8%
Other International (d)	13,905	13,490	415	3.1%
Total	$596,998	$587,901	$9,097	1.5%

Same Store Portfolio Summary
Number of properties	764
Square footage (in thousands)	72,116
________

(a)	Includes automotive dealerships.

(b)	Includes ABR from tenants with the following property types: education facility, self storage (net lease), hotel (net lease), theater, fitness facility and student housing (net lease).

(c)	Represents leases attributable to percentage rent.

(d)	Includes assets in Canada, Mexico and Japan.

Investing for the long runTM | 32

W. P. Carey Inc.
Real Estate – First Quarter 2019

Leasing Activity
For the three months ended March 31, 2019, except ABR. Pro rata.

Lease Renewals and Extensions						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (a)	Releasing Spread			Incremental Lease Term
Office	—	—	$—	$—	—%	$—	$—	N/A
Industrial	843,748	2	4,948	5,019	1.4%	—	—	4.1 years
Warehouse	2,403,173	4	9,416	9,515	1.1%	—	46	4 years
Retail	—	—	—	—	—%	—	—	N/A
Other	80,730	1	2,064	2,270	10.0%	1,800	—	10 years
Total / Weighted Average (b)	3,327,651	7	$16,428	$16,804	2.3%	$1,800	$46	4.7 years

Q1 Summary
Prior Lease ABR (% of Total Portfolio)			1.5%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (a)			New Lease Term
Office	—	—	$—	$—	$—	N/A
Industrial	164,153	1	924	—	148	4 years
Warehouse	—	—	—	—	—	N/A
Retail	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (c)	164,153	1	$924	$—	$148	4 years
_______

(a)	New Lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(b)	Weighted average refers to the incremental lease term.

(c)	Weighted average refers to the new lease term.

Investing for the long runTM | 33

W. P. Carey Inc.
Real Estate – First Quarter 2019

Lease Expirations – Total Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of March 31, 2019.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
Remaining 2019	16	13	$14,515	1.3%	1,029	0.8%
2020	26	23	21,523	2.0%	2,197	1.6%
2021	80	23	37,571	3.5%	4,833	3.6%
2022	42	31	74,925	6.9%	9,591	7.2%
2023	30	28	49,340	4.6%	6,351	4.7%
2024 (b)	53	33	133,979	12.4%	14,535	10.9%
2025	58	26	55,402	5.1%	7,129	5.3%
2026	30	18	45,491	4.2%	7,068	5.3%
2027	46	28	71,987	6.7%	8,494	6.4%
2028	44	26	66,364	6.1%	6,794	5.1%
2029	28	16	32,903	3.0%	4,187	3.1%
2030	35	23	79,948	7.4%	7,981	6.0%
2031	63	13	60,032	5.5%	6,362	4.8%
2032	39	17	48,320	4.5%	7,493	5.6%
Thereafter (>2032)	114	66	289,622	26.8%	37,064	27.8%
Vacant	—	—	—	—%	2,410	1.8%
Total (c)	704		$1,081,922	100.0%	133,518	100.0%

________

(a)	Assumes tenants do not exercise any renewal options or purchase options.

(b)
Includes ABR of $27.7 million from a tenant (The New York Times Company) that as of March 31, 2019 exercised its option to repurchase the property it is leasing in the fourth quarter of 2019. There can be no assurance that such repurchase will be completed.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 34

W. P. Carey Inc.
Real Estate – First Quarter 2019

Lease Expirations – Unencumbered Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of March 31, 2019.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
Remaining 2019	5	4	$5,220	0.8%	750	1.0%
2020	14	13	11,281	1.8%	1,363	1.7%
2021	66	12	21,372	3.5%	3,154	4.0%
2022	27	20	28,725	4.6%	3,859	5.0%
2023	17	16	14,526	2.4%	2,650	3.4%
2024	38	21	75,668	12.2%	9,601	12.3%
2025	36	13	20,388	3.3%	1,849	2.4%
2026	10	10	13,722	2.2%	2,513	3.2%
2027	29	17	43,511	7.0%	5,031	6.5%
2028	28	16	42,377	6.9%	4,973	6.4%
2029	25	14	29,204	4.7%	3,910	5.0%
2030	23	15	32,056	5.2%	4,264	5.5%
2031	59	9	42,977	7.0%	4,453	5.7%
2032	12	9	13,254	2.1%	1,413	1.8%
Thereafter (>2032)	89	46	224,526	36.3%	27,155	34.8%
Vacant	—	—	—	—%	1,015	1.3%
Total (b) (c)	478		$618,807	100.0%	77,953	100.0%

________

(a)	Assumes tenants do not exercise any renewal options or purchase options.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents properties unencumbered by non-recourse mortgage debt.

Investing for the long runTM | 35

W. P. Carey Inc.
Investment Management
First Quarter 2019

Investing for the long runTM | 36

W. P. Carey Inc.
Investment Management – First Quarter 2019

Selected Information – Managed Programs
Dollars and square footage in thousands, except per share amounts. As of or for the three months ended March 31, 2019.

	Managed Programs
	CPA:18 – Global	CWI 1	CWI 2	CESH
General
Year established	2013	2010	2015	2016
AUM (a)	$2,404,727	$2,891,230	$2,017,456	$262,621
Net-lease AUM	1,409,596	N/A	N/A	N/A
NAV (b)	8.73	10.39	11.41	1,000.00
Fundraising status	Closed	Closed	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Lodging REIT	Lodging REIT	Student Housing
Number of operating properties	84	27	12	9
Number of net-leased properties	56	N/A	N/A	N/A
Number of tenants – net-leased properties	90	N/A	N/A	N/A
Square footage (c) (d)	10,013	6,247	3,468	309
Occupancy (e)	97.9%	72.4%	75.2%	57.1%
Acquisitions – first quarter	$29,736	$—	$—	$—
Dispositions – first quarter	44,158	—	—	—

Balance Sheet (Book Value)
Total assets	$2,267,587	$2,308,137	$1,609,180	$283,606
Total debt	1,201,993	1,364,585	833,361	87,179
Total debt / total assets	53.0%	59.1%	51.8%	30.7%
________

(a)
Represents estimated fair value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and estimated fair value of real estate assets plus cash for CESH.

(b)
The estimated NAVs for the Managed REITs were determined as of December 31, 2018. We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.

(c)	For CPA:18 – Global, excludes operating properties.

(d)	For CESH, three properties have been placed into service as of March 31, 2019. The remaining investments are build-to-suit projects and gross square footage cannot be determined at this time.

(e)
Represents occupancy for single-tenant net-leased properties for CPA:18 – Global. Represents occupancy for hotels owned by CWI 1 and CWI 2 for the three months ended March 31, 2019. CPA:18 – Global’s multi-tenant net-leased properties had an occupancy rate of 95.4% and square footage of 0.4 million as of March 31, 2019.

Investing for the long runTM | 37

W. P. Carey Inc.
Investment Management – First Quarter 2019

Managed Programs Fee Summary
Dollars in thousands. For the three months ended March 31, 2019, unless otherwise noted.

	Managed Programs
	CPA:18 – Global	CWI 1	CWI 2	CESH (a)	Total
Year established	2013	2010	2015	2016
Fundraising status	Closed	Closed	Closed	Closed

1. Structuring and Other Advisory Fees (b)
Structuring fee, gross (% of total aggregate cost)	4.50% (c)	2.50%	2.50%	2.00%
Net of subadvisor fees (d)	4.50%	2.00%	1.875%	2.00%
Gross acquisition volume – first quarter	$29,736	$—	$—	$—	$29,736
Gross disposition volume – first quarter	$44,158	$—	$—	$—	$44,158
Structuring and other advisory revenue – first quarter (e)	$2,320	$—	$—	$198	$2,518

2. Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (f)	0.50% (f)	0.55% (f)	1.00% (g)
Net of subadvisor fees (d)	0.50%	0.40%	0.41%	1.00%
AUM – current quarter	$2,404,727	$2,891,230	$2,017,456	$262,621	$7,576,034
AUM – prior quarter	$2,488,523	$2,852,776	$1,961,565	$247,531	$7,550,395
Average AUM	$2,446,625	$2,872,003	$1,989,511	$255,076	$7,563,215
Asset management revenue – first quarter (h)	$2,869	$3,563	$2,683	$617	$9,732

3. Operating Partnership Interests (i)
Operating partnership interests, gross (% of Available Cash)	10.00%	10.00%	10.00%	N/A
Net of subadvisor fees (d)	10.00%	8.00%	7.50%	N/A
Equity in earnings of equity method investments in the Managed Programs and real estate (profits interest) – first quarter (j)	$1,848	$1,519	$1,454	N/A	$4,821
________

(a)
In addition to the fees shown, we may also receive distributions from CESH upon liquidation of the fund in an amount potentially equal to 20% of available cash after the limited partners have received certain cumulative distributions.

(b)
Other advisory fees primarily include disposition fees earned for completing dispositions on behalf of the Managed Programs. Structuring and other advisory fees are recorded in Structuring and other advisory revenue in our consolidated financial statements.

(c)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(d)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA:18 – Global. During 2018, CPA:18 – Global sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreement).

(e)	Amount for CPA:18 – Global includes fees earned from the disposition of properties. Amount for CESH is related to increases in build-to-suit funding commitments for certain investments.

(f)
Based on average market value of assets. Under the terms of the respective advisory agreements of the Managed REITs, we may elect to receive cash or shares of CWI 1 and CWI 2’s stock for asset management fees due, while CPA:18 – Global has an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(g)	Based on gross assets at fair value.

(h)	Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(i)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

(j)	Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

Investing for the long runTM | 38

W. P. Carey Inc.
Investment Management – First Quarter 2019

Investment Activity – Managed Programs
Dollars in thousands. Pro rata. For the three months ended March 31, 2019.

Acquisitions			Gross Investment Amount			Gross Square Footage
Fund	Developer	Property Location(s)		Closing Date	Property Type(s)		Ownership
1Q19
CPA:18 – Global (a) (b)	Grupo Moraval	Pamplona, Spain	$29,736	Feb-19	Student Housing	91,363	100.0%
Year-to-Date Total Acquisitions			$29,736			91,363

Dispositions						Gross Square Footage
Portfolio(s)	Tenant / Operator	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)		Ownership
1Q19
CPA:18 – Global	Cayo Grande	Fort Walton Beach, FL	$39,750	Jan-19	Multi-family	237,582	97.0%
CPA:18 – Global (a)	Craigentinny	Edinburgh, United Kingdom	4,408	Mar-19	Industrial	24,788	100.0%
Year-to-Date Total Dispositions			$44,158			262,370
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	Acquisition includes a build-to-suit transaction. Gross investment amount represents total commitment for build-to-suit funding.

Investing for the long runTM | 39

W. P. Carey Inc.
Investment Management – First Quarter 2019

Summary of Future Liquidity Strategies for the Managed Programs
As of March 31, 2019.

Liquidity events for the Managed REITs must be approved by each Managed REIT’s board of the directors. A liquidity transaction could include sales of assets, either on a portfolio basis or individually; a listing of each Managed REIT’s shares on a national securities exchange; or a merger or other transaction(s) approved by the respective board of directors. Market conditions and other factors could cause the delay of a liquidity transaction or the commencement of liquidation. Even if a Managed REIT’s board of directors decides to liquidate, the Managed REIT is under no obligation to conclude a liquidation within a set timeframe because the precise timing of any transaction(s) will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which properties are located and the federal income tax consequences to the Managed REIT’s stockholders.

General Liquidation Guideline (a)
CPA:18 – Global	CWI 1 (b)	CWI 2 (b)	CESH
Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning six years following the termination of the initial public offering in 2013	Beginning six years following the termination of the initial public offering in 2017	Beginning five years after raising the minimum offering amount in 2016
________

(a)
Based on general liquidation guidelines set forth in the respective prospectuses for the timeframes that each board of directors is required to consider liquidity; ultimately, liquidation is approved by the independent directors of each program (except for CESH, which is determined by its General Partner).

(b)
The boards of directors of the CWI REITs have formed special committees and begun the process of evaluating strategic alternatives, including a combination with each other. There can be no assurance as to the form or timing of any transaction or that any transaction will be pursued at all.

Investing for the long runTM | 40

W. P. Carey Inc.
Investment Management – First Quarter 2019

Summary of Back-End Fees for / Interests in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such liquidity events are at the discretion of each Managed REIT’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to each Managed REIT’s filings with the SEC for complete descriptions of each Managed REIT’s liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global	CWI 1	CWI 2	CESH
Disposition Fees
Investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Readily marketable real estate securities — none.
		Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	N/A
Interest in Disposition Proceeds
Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (a)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.
		Fair market value as determined by Appraisal.	Fair market value as determined by Appraisal.	N/A
Distribution Related to Ownership of Shares	3.6% ownership as of 3/31/2019	3.3% ownership as of 3/31/2019	3.0% ownership as of 3/31/2019	2.4% ownership as of 3/31/2019
________

(a)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

Investing for the long runTM | 41

W. P. Carey Inc.
Appendix
First Quarter 2019

Investing for the long runTM | 42

W. P. Carey Inc.
Appendix – First Quarter 2019

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Mar. 31, 2019
Consolidated Lease Revenues
Total lease revenues – as reported	$262,939
Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	13,171
Non-reimbursable property expenses – as reported	9,912
239,856

Plus: NOI from Operating Properties
Hotel revenues (a)	3,436
Hotel expenses (a)	(2,997)
439

Self-storage revenues	9,657
Self-storage expenses	(3,692)
5,965

246,260

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	5,478
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
5,456

251,716

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	15,925
Less: Straight-line rent amortization	(6,294)
Add: Other non-cash items	374
10,005

Pro Rata Cash NOI (b)	261,721

Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (c)	3,568

Normalized Pro Rata Cash NOI (b)	$265,289

Investing for the long runTM | 43

W. P. Carey Inc.
Appendix – First Quarter 2019

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Mar. 31, 2019
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$53,408
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	163,224
Less: Property expenses, excluding reimbursable tenant costs – as reported	(9,912)
Less: Operating property expenses – as reported	(10,594)
142,718

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(3,270)
Less: Reimbursable property expenses – as reported	(13,171)
Less: Other income and (expenses)	59,488
Add: Provision for income taxes	6,159
49,206

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	15,927
Less: Straight-line rent amortization	(6,267)
Add: Adjustments for pro rata ownership	5,396
Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (c)	3,568
Adjustment to normalize for unstabilized hotel (a)	1,002
Add: Property expenses, excluding reimbursable tenant costs, non-cash	331
19,957

Normalized Pro Rata Cash NOI (b)	$265,289
________

(a)	We exclude an unstabilized hotel’s NOI since it is currently being renovated.

(b)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(c)
For properties acquired and capital investment projects completed during the three months ended March 31, 2019, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended March 31, 2019, the adjustment eliminates our pro rata share of cash NOI for the period.

Investing for the long runTM | 44

W. P. Carey Inc.
Appendix – First Quarter 2019

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Net income	$68,796	$195,278	$81,573	$79,424	$68,066

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	112,379	93,321	67,825	64,337	65,957
Interest expense	61,313	57,250	41,740	41,311	38,074
(Benefit from) provision for income taxes	(2,129)	11,436	2,715	6,262	(6,002)
Consolidated EBITDA (a)	240,359	357,285	193,853	191,334	166,095

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments (b)	9,660	8,888	9,780	9,653	9,507
Stock-based compensation expense	4,165	3,902	2,475	3,698	8,219
Unrealized losses (gains) and other (c)	2,227	(11,870)	(5,231)	(8,741)	4,557
Impairment charges	—	—	—	—	4,790
	16,052	920	7,024	4,610	27,073
Adjustments for Non-Core Items: (d)
Loss (gain) on extinguishment of debt	1,275	1,744	(43)	—	1,609
Gain on sale of real estate, net	(933)	(99,618)	(343)	(11,912)	(6,732)
Merger and other expenses (e)	146	37,098	1,673	2,692	(37)
Gain on change in control of interests (f)	—	(47,814)	—	—	—
Other	1,101	717	(179)	1,973	(1,081)
	1,589	(107,873)	1,108	(7,247)	(6,241)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	6,106	4,143	366	1,436	1,661
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(399)	(2,662)	(7,046)	(6,569)	(6,784)
	5,707	1,481	(6,680)	(5,133)	(5,123)
Equity Investments in the Managed Programs: (g)
Add: Distributions received from equity investments in the Managed Programs	1,753	4,238	4,099	3,837	3,582
Less: Loss (income) from equity investments in the Managed Programs	116	682	(529)	(253)	(1,464)
	1,869	4,920	3,570	3,584	2,118
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (h)	—	21,528	—	—	—
Adjusted EBITDA (a)	$265,576	$278,261	$198,875	$187,148	$183,922
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(c)	Comprised of unrealized gains and losses on derivatives, unrealized gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(d)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(e)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(f)
Amount for the three months ended December 31, 2018 includes a gain of $18.8 million recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain of $29.0 million recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(g)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(h)
The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. The adjustment is reduced for advisory fees received from CPA:17 – Global during the three months ended December 31, 2018.

Investing for the long runTM | 45

W. P. Carey Inc.
Appendix – First Quarter 2019

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Net income from Real Estate	$53,334	$153,626	$55,234	$63,059	$48,092

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	111,413	92,330	66,837	63,374	64,920
Interest expense	61,313	57,250	41,740	41,311	38,074
Provision for (benefit from) income taxes	6,159	948	424	1,317	(3,533)
Consolidated EBITDA – Real Estate (a)	232,219	304,154	164,235	169,061	147,553

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments (b)	9,660	8,888	9,780	9,653	9,507
Stock-based compensation expense	2,800	2,774	1,380	1,990	4,306
Unrealized losses (gains) and other (c)	2,263	(11,788)	(5,046)	(8,789)	4,826
Impairment charges	—	—	—	—	4,790
	14,723	(126)	6,114	2,854	23,429
Adjustments for Non-Core Items: (d)
Loss (gain) on extinguishment of debt	1,275	1,744	(43)	—	1,609
Gain on sale of real estate, net	(933)	(99,618)	(343)	(11,912)	(6,732)
Merger and other expenses (e)	146	37,098	1,673	2,692	(37)
Gain on change in control of interests (f)	—	(18,792)	—	—	—
Other	65	(1,465)	(48)	1,979	(1,545)
	553	(81,033)	1,239	(7,241)	(6,705)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	6,106	4,143	366	1,436	1,661
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(399)	(2,662)	(7,046)	(6,569)	(6,784)
	5,707	1,481	(6,680)	(5,133)	(5,123)
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (g)	—	31,555	—	—	—
Adjusted EBITDA – Real Estate (a)	$253,202	$256,031	$164,908	$159,541	$159,154
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(c)	Comprised of unrealized gains and losses on derivatives and unrealized gains and losses on foreign currency.

(d)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(e)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(f)
Amount for the three months ended December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

(g)
The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.

Investing for the long runTM | 46

W. P. Carey Inc.
Appendix – First Quarter 2019

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Net income from Investment Management	$15,462	$41,652	$26,339	$16,365	$19,974

Adjustments to Derive Consolidated EBITDA
(Benefit from) provision for income taxes	(8,288)	10,488	2,291	4,945	(2,469)
Depreciation and amortization	966	991	988	963	1,037
Consolidated EBITDA – Investment Management (a)	8,140	53,131	29,618	22,273	18,542

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Stock-based compensation expense	1,365	1,128	1,095	1,708	3,913
Unrealized (gains) losses and other (b)	(36)	(82)	(185)	48	(269)
	1,329	1,046	910	1,756	3,644
Adjustments for Non-Core Items: (c)
Gain on change in control of interests (d)	—	(29,022)	—	—	—
Other	1,036	2,182	(131)	(6)	464
	1,036	(26,840)	(131)	(6)	464

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (e)
Add: Distributions received from equity investments in the Managed Programs	1,753	4,238	4,099	3,837	3,582
Less: Loss (income) from equity investments in the Managed Programs	116	682	(529)	(253)	(1,464)
	1,869	4,920	3,570	3,584	2,118
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (f)	—	(10,027)	—	—	—
Adjusted EBITDA – Investment Management (a)	$12,374	$22,230	$33,967	$27,607	$24,768
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Comprised of unrealized gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(c)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(d)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(e)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(f)	The adjustment reduces Adjusted EBITDA for advisory fees received from CPA:17 – Global during the three months ended December 31, 2018.

Investing for the long runTM | 47

W. P. Carey Inc.
Appendix – First Quarter 2019

Terms and Definitions

Non-GAAP Financial Disclosures
AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP or as alternatives to net cash provided by operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis, referred to as pro rata cash NOI, to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present cash NOI.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investment projects completed during the period, as applicable. We also exclude an unstabilized hotel’s NOI since it is currently being renovated. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

Investing for the long runTM | 48

W. P. Carey Inc.
Appendix – First Quarter 2019

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. For the three months ended December 31, 2018, we also modified adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership of properties acquired in the CPA:17 Merger for the full quarter; we also reduced adjusted EBITDA for advisory fees received from CPA:17 – Global during that quarter. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties, net of receivable reserves as determined by GAAP, and reflects exchange rates as of March 31, 2019. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

Investing for the long runTM | 49